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                                                                   EXHIBIT 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement of Contel Cellular Inc. on Form S-8 (No. 33-25735), pertaining to the 1987 Key Employee Stock Plan of Contel Cellular Inc., of our report dated February 13, 1995 with respect to the financial statements of Albucell Limited Partnership as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993, and 1992, which reports are included in this Form 10-K.

/s/  Arthur Andersen LLP
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Arthur Andersen LLP

Denver, Colorado
March 29, 1995

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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our reports on Contel Cellular Inc. and subsidiaries, GTE Mobilnet of California Limited Partnership, and GTE Mobilnet of South Texas Limited Partnership, included in this Form 10-K into Contel Cellular Inc.'s previously filed Registration Statement File No. 33-25735.

/s/  Arthur Andersen LLP
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Arthur Andersen LLP

Atlanta, Georgia
March 29, 1995

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